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PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
     IDAHO TECHNICAL, INC.
TO BE HELD JANUARY 24, 2000

                                     GENERAL


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Idaho Technical, Inc., an Idaho Corporation (the "Company"), of proxies to be voted at the Meeting of Stockholders (the " Meeting") to be held on January 24, 2000, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Meeting of Stockholders. Stockholders of record on January 10, 1999 will be entitled to vote at the Meeting. The Meeting will be held at 10:00 a.m., Pacific standard time, at 1408 Westwood Ct., Sandpoint, Idaho, 83864
         It is anticipated that this Proxy Statement and the enclosed proxy card will be first mailed to stockholders on or about January 10, 2000.


                                  VOTING RIGHTS


         The close of business on January 10, 2000 was the record date for stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof. At the record date, the Company had approximately 2,797,130 shares of its Common Stock outstanding and entitled to vote at the Meeting, held by approximately 43 stockholders. Holders of Common Stock are entitled to one vote for each share of Common Stock so held. In the election of Directors, however, cumulative voting is authorized for all stockholders if any stockholder gives notice at the meeting, prior to voting for the election of Directors, of his or her intention to cumulate votes. Under cumulative voting, a stockholder may cumulate votes and give to one nominee a number of votes equal to the number of Directors to be elected (seven at this meeting) multiplied by the number of votes to which such stockholder is entitled, or may distribute such number among any or all of the nominees. The seven candidates receiving the highest number of votes will be elected. The Board of Directors is soliciting discretionary authority to vote proxies cumulatively. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Meeting.

         If any stockholder is unable to attend the Meeting, such stockholder may vote by proxy. The enclosed proxy is solicited by the Company's
Board of Directors, (the "Board of Directors" or the "Board") and, when the proxy card is returned properly completed, it will be voted as directed by the stockholder on the proxy card. Stockholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR all of the Proposals and will be voted in the proxy holders' discretion as to other matters that may properly come before the Meeting.




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         An affirmative vote of a plurality of the shares present or represented at the meeting and entitled to vote is required for proposal. Abstentions and broker non-votes each are included in determining the presence or absence of a quorum, and each is tabulated separately. Abstentions are counted as negative votes, whereas broker non-votes are not counted for purposes of determining whether the Proposals presented to stockholders have been approved.

                             REVOCABILITY OF PROXIES

         Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.


                             SOLICITATION OF PROXIES


         The Company will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners.
The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.


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                                 PROPOSAL NO. 1:

                        CHANGE OF STATE OF INCORPORATION

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The Company is asking the stockholders to approve of a change to the
Companys' state of incorporation from Idaho to Nevada. The affirmative vote of the holders of a majority of the shares represented and voting at the Meeting will be required to approve such a change. The Board of Directors shall retain the discretion to actually implement the change.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 1999 (except where indicated by asterisk), information regarding the beneficial ownership of our common stock by each person we know to own five percent or more of the outstanding shares, by each of the directors and officers, and by the directors and officers as a group.

      Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Generally, a person is deemed to be the beneficial owner of a security if he has the right to acquire voting or investment power within 60 days.

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      Unless otherwise indicated, all addresses are at our office.

  Name and            Amount and
 Address of            Nature of
 Beneficial            Beneficial          Percent of
Title of Class        Owner                Owner               Class

Common          David A. Miller(1)         503,000              17.9%
P.O. Box 396
Murray, Idaho 83874

Common          C.F Pears                  900,000              32.1%
P.O. Box 85
Silverton, Idaho 83867

Common          Dale F. Miller(1)          354,000              12.6%
P.O. Box 396
Murray, Idaho 83874

Common          Sam Petersen               330,000              11.7%
The Academy
Room 302
1216 N. Superior
Spokane,
Washington  99202

Common          Helen Cornell              225,000              08.0%
1284 Woodlawn Dr.
Hayden, Idaho  83835

Common          Jeanne B. Miller(1)        153,000              05.4%
P.O. Box 142
Clark Fork, Idaho 83811

Common          All Officers and
Directors as a
Group (3 persons)                        1,010,000                36%

(1)  Officer and Director of the Company.

The balance of the Company's securities are held by forty persons.

           COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

         Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1998 fiscal year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no Form 5 reports were required to be filed by them for the 1998 fiscal year, the Company believes that all executive officers and Board members complied with all their reporting requirements under Section 16(a) for such fiscal year.

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                                   FORM 10-KSB

         THE COMPANY HAS NOT BEEN REQUIRED TO FILE A REPORT ON FORM 10-KSB WITH THE SECURITIES AND EXCHANGE COMMISSION.


                 EXECUTIVE COMPENSATION AND RELATED INFORMATION


                SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION (1)

     No officer or director receives any compensation from the Company.

                              CERTAIN TRANSACTIONS

     There have been no transactions of the Companys' stock since the original issuance of stock to the founders.


                                 OTHER BUSINESS


         The Board of Directors knows of no other business that will be presented for consideration at the Meeting. If other matters are properly brought before the Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         The enclosed proxy gives the Proxy Committee discretionary authority to vote your shares in accordance with its best judgment with respect to all additional matters which might come before the meeting. In addition to the scheduled items of business, the meeting may consider stockholder proposals omitted from the Proxy Statement and form of proxy pursuant to the Proxy Rules of the Securities and Exchange Commission and matters related to the conduct of the meeting. At the time this Proxy Statement went to press, the Board of Directors was not aware of any such matter, which would be presented for action at the meeting.


                              STOCKHOLDER PROPOSALS

         Proposals of stockholders that are intended to be presented at the Company's Meeting of stockholders must be received by the Company on or before January 14, 2000 in order to be included in the proxy statement and proxy relating to that meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS
                                  of Idaho Technical, Inc.
                                    /s/ Dale F. Miller
                                    _________________________
                                    Dale F. Miller
                                      President

January 10, 2000



                                    IMPORTANT

         IF YOU ARE GOING TO VOTE BY MAIL, WE ENCOURAGE YOU TO SPECIFY YOUR

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CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY CARD. HOWEVER,
YOU DO NOT NEED TO MARK ANY BOXES IF YOU WISH TO VOTE ACCORDING TO THE BOARD OF DIRECTORS' RECOMMENDATIONS; JUST SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE GOING TO VOTE YOUR PROXY BY TELEPHONE OR THE INTERNET, SIMPLY FOLLOW THE INSTRUCTIONS ON THE ENCLOSED FORM. THANK YOU FOR YOUR COOPERATION AND YOUR PROMPT RESPONSE.